Ernst & Young LLP One Manhattan West New York, NY 10001	Tel: +1 212 773 3000 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions  “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated  September 16, 2025, and each included in this Pre-Effective Amendment No. 4 to the Registration Statement (Form N-2, File No. 333-285477) of Carlyle AlpInvest Private Markets Secondaries Fund (the “Registration Statement”).

We also consent to the use of our report dated September 16, 2025, with respect to the financial statements of Carlyle AlpInvest Private Markets Secondaries Fund as of August 31, 2025 and for the period from January 30, 2025 (Inception) to August 31, 2025, included in the Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

September 16, 2025

A member firm of Ernst & Young Global Limited